Exhibit 4.1

VISHAY INTERTECHNOLOGY, INC.
AND
WILMINGTON TRUST COMPANY,
as Trustee
INDENTURE
Dated as of May 13, 2011
2.25% Convertible Senior Debentures due 2041

i

Page
Section 17.15. Calculations	87
EXHIBIT

Exhibit A Form of Debenture	A-1

v

     INDENTURE dated as of May 13, 2011 between VISHAY INTERTECHNOLOGY, INC., a Delaware corporation, as issuer (the “Company”, as more fully set forth in Section 1.01) and WILMINGTON TRUST COMPANY, as trustee (the “Trustee”, as more fully set forth in Section 1.01).
W I T N E S S E T H:
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 2.25% Convertible Senior Debentures due 2041 (the “Debentures”), initially in an aggregate principal amount not to exceed $150,000,000, and in order to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and
     WHEREAS, the Form of Debenture, the certificate of authentication to be borne by each Debenture, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Debentures are to be substantially in the forms hereinafter provided; and
     WHEREAS, all acts and things necessary to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures have in all respects been duly authorized.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Debentures (except as otherwise provided below), as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.
     “Acquiror Securities” shall have the meaning specified in Section 15.05(a).

     “Additional Interest” means all amounts, if any, payable pursuant to Section 4.06(d), Section 4.06(e) and Section 6.03, as applicable.
     “Additional Shares” shall have the meaning specified in Section 14.03(a).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Debentures in accordance with Section 14.01(b)(i). The Trustee shall initially act as the Bid Solicitation Agent.
     “Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means, with respect to any Debenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is closed.
     “Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.
     “Cash Settlement” shall have the meaning specified in Section 14.02(a).
     “Class B Common Stock” means the Class B common stock of the Company, par value $0.10 per share.
     “Clause A Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause B Distribution” shall have the meaning specified in Section 14.04(c).
     “Clause C Distribution” shall have the meaning specified in Section 14.04(c).
     “close of business” means 5:00 p.m. (New York City time).
     “Combination Settlement” shall have the meaning specified in Section 14.02(a).
     “Commission” means the U.S. Securities and Exchange Commission.

     “Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.
     “Common Stock” means the common stock of the Company, par value $0.10 per share, at the date of this Indenture, subject to Section 14.07.
     “Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.
     “Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, President, Executive or Senior Vice President, or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other Officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.
     “Contingent Payment Regulations” shall have the meaning specified in Section 13.04.
     “Contingent Interest” shall have the meaning specified in Section 13.01(a).
     “Conversion Agent” shall have the meaning specified in Section 4.02.
     “Conversion Date” shall have the meaning specified in Section 14.02(c).
     “Conversion Obligation” shall have the meaning specified in Section 14.01(a).
     “Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.
     “Conversion Rate” shall have the meaning specified in Section 14.01(a).
     “Conversion Value” means the product of (i) the Conversion Rate in effect on the applicable Redemption Date and (ii) the average of the Daily VWAP of the Common Stock for the five consecutive Trading Days ending on the Trading Day immediately preceding such Redemption Date.
     “Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust Company, Rodney Square North, 1100 N. Market Street, Wilmington, DE 19890-0001, Attention: Corporate Capital Market Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).
     “Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Debentures, or any successor entity thereto.

     “Daily Conversion Value” means, for each of the 20 consecutive Trading Days during the Observation Period, 5% of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.
     “Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 20.
     “Daily Settlement Amount,” for each of the 20 consecutive Trading Days during the Observation Period, shall consist of:
     (a) cash equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value; and
     (b) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
     “Daily VWAP” means, for each of the 20 consecutive Trading days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VSH <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.
     “Debenture” or “Debentures” shall have the meaning specified in the recitals of this Indenture.
     “Debenture Register” shall have the meaning specified in Section 2.05(a).
     “Debenture Registrar” shall have the meaning specified in Section 2.05(a).
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Depositary” means, with respect to each Global Debenture, the Person specified in Section 2.05(c) as the Depositary with respect to such Debentures, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Designated Institution” shall have the meaning specified in Section 14.13(a).
     “Distributed Property” shall have the meaning specified in Section 14.04(c).

     “Downside Trigger” means $500 during the period prior to May 15, 2021. Beginning on November 15, 2021 and ending on May 15, 2037, the “Downside Trigger” will increase in increments of $12.50 per Interest Payment Period on May 15 and November 15 of each year within such period. After May 15, 2037, the “Downside Trigger” will remain at $900. As an example and for the avoidance of doubt, the Downside Trigger will be $700 during the period commencing on May 15, 2029 and ending on November 15, 2029.
     “Effective Date” shall have the meaning specified in Section 14.03(c).
     “Event of Default” shall have the meaning specified in Section 6.01.
     “Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Extraordinary Dividend” shall have the meaning specified in Section 13.01(a)(ii).
     “Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Debenture attached hereto as Exhibit A.
     “Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Debenture attached hereto as Exhibit A.
     “Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Debenture attached hereto as Exhibit A.
     “Fundamental Change” shall be deemed to have occurred at the time after the Debentures are originally issued if any of the following occurs:
     (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries, the employee benefit plans of the Company and its Subsidiaries, or any Permitted Holder has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity; or any Permitted Holder has become the direct or indirect “beneficial owner” of the Company’s Common Equity representing more than 80% of the voting power of the Company’s Common Equity;
     (b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction beneficially own, directly or indirectly, more than 50% (measured by voting power) of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (with proportionate ownership of Class B Common Stock and other shares of common stock being measured either based on number of shares or voting power) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);
     (c) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or
     (d) the Common Stock (or other common stock underlying the Debentures) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);
provided, however, that a transaction or transactions described in clause (b) above shall not constitute a Fundamental Change (i) in which the Common Stock is not changed or exchanged except to the extent necessary to reflect a change in the Company’s jurisdiction of incorporation or (ii) if 90% of the consideration received or to be received by the holders of Common Stock, excluding cash payments for fractional shares, in connection with such transaction or transactions consists of shares of Publicly Traded Securities, and as a result of this transaction or transactions the Debentures become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares (subject to the provisions of Section 14.02(a)).
     “Fundamental Change Company Notice” shall have the meaning specified in Section 15.01(c).
     “Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.01(a).
     “Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.01(b)(i).
     “Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.01(a).
     “Global Debenture” shall have the meaning specified in Section 2.05(b).

     “Holder,” as applied to any Debenture, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Debenture is registered on the Debenture Register.
     “Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
     “Initial Conversion Value” means the product of (i) the initial conversion rate specified in Section 14.01(a) and (ii) $16.91, the last reported sale price of the Common Stock on May 9, 2011.
     “Initial Purchasers” means J.P. Morgan Securities LLC, Comerica Securities, Inc., HSBC Securities (USA) Inc. and Mitsubishi UFJ Securities (USA), Inc.
     “Interest Payment Date” means each May 15 and November 15 of each year, beginning on November 15, 2011, subject to the adjustment specified in Section 17.06.
     “Interest Payment Period” means the period between consecutive Interest Payment Dates.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is listed for trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).
     “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

     “Maturity Date” means May 15, 2041.
     “Measurement Period” shall have the meaning specified in Section 14.01(b)(i).
     “Merger Event” shall have the meaning specified in Section 14.07(a).
     “Notice of Conversion” shall have the meaning specified in Section 14.02(b).
     “Observation Period” with respect to any Debenture surrendered for conversion means: (i) subject to clause (ii), if the relevant Conversion Date occurs prior to February 15, 2041, the 20 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date; (ii) if the relevant Conversion Date occurs on or after the date of the Company’s issuance of a Redemption Notice with respect to the Debentures pursuant to Section 16.02 and prior to the relevant Redemption Date, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) if the relevant Conversion Date occurs on or after February 15, 2041, the 20 consecutive Trading Days beginning on, and including, the 22nd Scheduled Trading Day immediately preceding the Maturity Date.
     “Offering Memorandum” means the preliminary offering memorandum dated May 9, 2011, as supplemented by the pricing term sheet dated May 9, 2011, relating to the offering and sale of the Debentures.
     “Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).
     “Officers’ Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by (a) two Officers of the Company or (b) one Officer of the Company and one of the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. One of the Officers giving an Officers’ Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.
     “open of business” means 9:00 a.m. (New York City time).
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.
     “Optional Redemption” shall have the meaning specified in Section 16.01(a).
     “outstanding,” when used with reference to Debentures, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

     (a) Debentures (including, for the avoidance of doubt, Debentures repurchased by the Company pursuant to Section 2.10) theretofore canceled by the Trustee or accepted by the Trustee for cancellation;
     (b) Debentures, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);
     (c) Debentures that have been paid pursuant to Section 2.06 or Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Debentures are held by protected purchasers in due course; and
     (d) Debentures converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08.
     “Paying Agent” shall have the meaning specified in Section 4.02.
     “Permitted Holder” means each of Dr. Felix Zandman, his children and lineal descendants, his wife, and her children and lineal descendants, any trust established for the benefit of such persons, or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any such person previously mentioned in this paragraph, or any trust established for the benefit of such persons or any charitable trust or non-profit entry established by such persons, or any group in which such persons hold more than a majority of the voting power of the Common Stock and Class B Common Stock deemed to be beneficially owned by such group.
     “Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Physical Debentures” means permanent certificated Debentures in registered form issued in minimum denominations of $1,000 principal amount and integral multiples of $1,000 thereafter.
     “Physical Settlement” shall have the meaning specified in Section 14.02(a).
     “Predecessor Debenture” of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debenture that it replaces.

     “Publicly Traded Securities” means shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with a Fundamental Change described in clause (b) of the definition thereof.
     “Purchase Agreement” means that certain Purchase Agreement, dated as of May 9, 2011, between the Company and the Initial Purchasers.
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
     “Redemption Date” shall have the meaning specified in Section 16.02(a).
     “Redemption Notice” shall have the meaning specified in Section 16.02(a).
     “Redemption Price” means:
          (a) with respect to an Optional Redemption, 100% of the principal amount of Debentures to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Debentures on such Regular Record Date, and the “Redemption Price” will be equal to 100% of the principal amount of the Debentures to be redeemed); or
          (b) with respect to a Tax Triggering Event Redemption, 101.5% of the principal amount of Debentures to be redeemed, plus (i) accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Debentures on such Regular Record Date, and the “Redemption Price” will be equal to 101.5% of the principal amount of the Debentures to be redeemed) and (ii) if the Conversion Value of the Debentures to be redeemed exceeds the Initial Conversion Value, 91% of the amount determined by subtracting the Initial Conversion Value of such Debentures from their Conversion Value.
     “Reference Property” shall have the meaning specified in Section 14.07(a).
     “Regular Record Date,” with respect to any Interest Payment Date, shall mean the later of the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Interest Payment Date.

     “Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).
     “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
     “Restricted Securities” shall have the meaning specified in Section 2.05(c).
     “Rule 144A” means Rule 144A as promulgated under the Securities Act.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Settlement Amount” has the meaning specified in Section 14.02(a)(iv).
     “Settlement Method” means, with respect to any conversion of Debentures, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
     “Settlement Notice” has the meaning specified in Section 14.02(a)(iii).
     “Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act.
     “Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Debentures to be received upon conversion as specified in the Settlement Notice related to any converted Debentures.
     “Spin-Off” shall have the meaning specified in Section 14.04(c).
     “Stock Price” shall have the meaning specified in Section 14.03(c).
     “Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii)

such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.
     “Successor Company” shall have the meaning specified in Section 11.01(a).
     “Tax Triggering Event” means the enactment of United States federal legislation, promulgation of regulations by the United States Department of the Treasury (“Treasury”), issuance of a published ruling, notice, announcement or equivalent form of guidance by the Treasury or the Internal Revenue Service, or the issuance of a judicial decision if the Company determines, or receives an opinion of its outside counsel to the effect that, any such authority will have the effect of lowering the comparable yield or delaying or otherwise limiting the current deductibility of interest or original issue discount with respect to the Debentures, provided that the Company determines that such reduction, delay, or limitation is material.
     “Tax Triggering Event Redemption” shall have the meaning specified in Section 16.01(b).
     “Trading Day” means a day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.
     “Trading Price” of the Debentures on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if at least three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.
     “transfer” shall have the meaning specified in Section 2.05(c).
     “Trigger Event” shall have the meaning specified in Section 14.04(c).

     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “Upside Trigger” means $1,500.
     “unit of Reference Property” shall have the meaning specified in Section 14.07(a).
     “Valuation Period” shall have the meaning specified in Section 14.04(c).
     Section 1.02. References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Debenture in this Indenture shall be deemed to include (a) Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 4.06(d), Section 4.06(e) and Section 6.03 and (b) Contingent Interest if, in such context, Contingent Interest is, was or would be payable pursuant to Section 13.01(a). Unless the context otherwise requires, any express mention of Additional Interest or Contingent Interest in any provision hereof shall not be construed as excluding Additional Interest or Contingent Interest, respectively, in those provisions hereof where such express mention is not made.
ARTICLE 2
Issue, Description, Execution, Registration and Exchange of Debentures
     Section 2.01. Designation and Amount. The Debentures shall be designated as the “2.25% Convertible Senior Debentures due 2041.” The aggregate principal amount of Debentures that may be authenticated and delivered under this Indenture is initially limited to $150,000,000, subject to Section 2.10 and except for Debentures authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Debentures pursuant to Section 2.05, Section 2.06, Section 10.04, Section 14.02 and Section 15.03.
     Section 2.02. Form of Debentures. The Debentures and the Trustee’s certificate of authentication to be borne by such Debentures shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any Global Debenture may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Debentures may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Debentures are subject.
     Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Debentures are subject.
     Each Global Debenture shall represent such principal amount of the outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Debentures from time to time endorsed thereon and that the aggregate principal amount of outstanding Debentures represented thereby may from time to time be increased or reduced to reflect repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of the Global Debenture to reflect the amount of any increase or decrease in the amount of outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Debentures in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Global Debenture shall be made to the Holder of such Debenture on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.
     Section 2.03. Date and Denomination of Debentures; Payments of Interest. (a) The Debentures shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples of $1,000 thereafter. Each Debenture shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Accrued interest on the Debentures shall be computed on the basis of a 360-day year composed of twelve 30-day months.
     (b) The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office. The Company shall pay interest (i) on any Physical Debentures (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Debentures at their address as it appears in the Debenture Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to the Holders of these Debentures or upon application by a Holder to the Debenture Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Debenture Registrar to the contrary or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Section 2.04. Execution, Authentication and Delivery of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.
     At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debentures, and the Trustee in accordance with such Company Order shall authenticate and deliver such Debentures, without any further action by the Company hereunder.
     Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     In case any Officer of the Company who shall have signed any of the Debentures shall cease to be such Officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Debentures had not ceased to be such Officer of the Company; and any Debenture may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Debenture, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.
     Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Debenture Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed the “Debenture Registrar” for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-Debenture Registrars in accordance with Section 4.02.
     Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.
     Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.
     All Debentures presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Debenture Registrar or any co-Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.
     No service charge shall be charged to the Holder for any exchange or registration of transfer of Debentures, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(e).
     None of the Company, the Trustee, the Debenture Registrar or any co-registrar shall be required to exchange or register a transfer of (i) any Debentures surrendered for conversion or, if a portion of any Debenture is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Debentures, or a portion of any Debenture, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Debentures selected for redemption in accordance with Article 16.
     All Debentures issued upon any registration of transfer or exchange of Debentures in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Debentures surrendered upon such registration of transfer or exchange.
     (b) So long as the Debentures are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Debentures shall be represented by one or more Debentures in global form (each, a “Global Debenture”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Debenture that does not involve the issuance of a Physical Debenture, shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.
     (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
     Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Debentures, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Debentures have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
     THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO VISHAY INTERTECHNOLOGY, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     No transfer of any Debenture prior to the Resale Restriction Termination Date will be registered by the Debenture Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
     Any Debenture (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Debenture for exchange to the Debenture Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Debentures or any Common Stock issued upon conversion of the Debentures has been declared effective under the Securities Act.
     Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Debenture may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Debenture in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).
     The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Debenture. Initially, each Global Debenture shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

     If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Debentures and a successor depositary is not appointed within 90 calendar days; (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days; (iii) the Company, at its option, notifies the Trustee that it elects to cause the issuance of Physical Debentures, subject to the Depositary’s procedures; or (iv) an Event of Default in respect of the Debentures has occurred and is continuing and the Trustee has received a request from the Depositary, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate and a Company Order for the authentication and delivery of Debentures, will authenticate and deliver Physical Debentures to each beneficial owner of the related Debentures (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Debenture, in exchange for such Global Debenture, and upon delivery of the Global Debenture to the Trustee such Global Debenture shall be canceled.
     Notwithstanding the foregoing provisions, beneficial interests in a Global Debenture may be exchanged for Physical Debentures in accordance with the procedures of the Depositary.
     Physical Debentures issued in exchange for all or a part of the Global Debenture pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Debentures to the Persons in whose names such Physical Debentures are so registered.
     At such time as all interests in a Global Debenture have been converted, canceled, repurchased or transferred, such Global Debenture shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is exchanged for Physical Debentures, converted, canceled, repurchased or transferred to a transferee who receives Physical Debentures therefor or any Physical Debenture is exchanged or transferred for part of such Global Debenture, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.
     Neither the Company, the Trustee nor any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Debenture or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
     (d) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Debenture shall bear a legend in substantially the following form (unless the Debenture or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Debentures that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
     (A) TO VISHAY INTERTECHNOLOGY, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO

REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).
     (e) Any Debenture or Common Stock issued upon the conversion or exchange of a Debenture that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
     Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Debenture, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.
     The Trustee or such authenticating agent may authenticate any such substituted Debenture and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. Upon the issuance of any substitute Debenture, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

     Every substitute Debenture issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.
     Section 2.07. Temporary Debentures. Pending the preparation of Physical Debentures, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Physical Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Debentures. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Physical Debentures (other than any Global Debenture) and thereupon any or all temporary Debentures (other than any Global Debenture) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of Physical Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Debentures authenticated and delivered hereunder.
     Section 2.08. Cancellation of Debentures Paid, Converted, Etc. The Company shall cause all Debentures surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation. All Debentures delivered to the Trustee shall be canceled promptly by it, and no Debentures shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Debentures in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.
     Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or on such notice and that reliance may be placed only on the other identification numbers printed on the Debentures. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.
     Section 2.10. Additional Debentures; Repurchases. The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Debentures hereunder with the same terms and with the same CUSIP number as the Debentures initially issued hereunder in an unlimited aggregate principal amount; provided that such additional Debentures must be fungible with the Debentures initially issued hereunder for U.S. federal income tax purposes. Prior to the issuance of any such additional Debentures, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Debentures are surrendered to the Company), repurchase Debentures in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Debentures so purchased to be surrendered to the Trustee for cancellation in accordance with Section 2.08. For the avoidance of doubt, for the purpose of the foregoing, Debentures purchased pursuant to cash-settled swaps or other derivatives shall not be considered “purchased.”
ARTICLE 3
Satisfaction and Discharge
     Section 3.01. Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute instruments as reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Debentures theretofore authenticated and delivered (other than (x) Debentures which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Debentures for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Debentures have become due and payable, whether at the Maturity Date, on any Redemption Date or Fundamental Change Repurchase Date, or upon conversion or otherwise, cash, shares of Common Stock, or a combination thereof, solely to satisfy the Company’s Conversion Obligation, Acquiror Securities as applicable, or government obligations, sufficient to pay all of the outstanding Debentures and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.
ARTICLE 4
Particular Covenants of the Company
     Section 4.01. Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.
     Section 4.02. Maintenance of Office or Agency. The Company will maintain an office or agency where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.
     The Company may also from time to time designate as co-Debenture Registrars one or more other offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.
     The Company hereby initially designates the Trustee as the Paying Agent, Debenture Registrar, Custodian and Conversion Agent and the Corporate Trust Office shall be considered as one such office or agency of the Company for each of the aforesaid purposes.
     Section 4.03. Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.
     Section 4.04. Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:
     (i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Debentures in trust for the benefit of the Holders of the Debentures;

     (ii) that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Debentures when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Debentures, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Debentures, set aside, segregate and hold in trust for the benefit of the Holders of the Debentures a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Debentures when the same shall become due and payable.
     (c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.
     (d) Any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, any Debenture and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable) or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business

Day and of general circulation in The City of New York, notice that such money and shares of Common Stock remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money and shares of Common Stock then remaining will be repaid or delivered to the Company.
     Section 4.05. Existence. Subject to Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
     Section 4.06. Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Debentures or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Debentures or any shares of Common Stock issued upon conversion of such Debentures, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Debentures or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Debentures or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Debentures or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
     (b) The Company shall file with the Trustee within 45 calendar days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system.
     (c) Delivery of the reports and documents described in subsection (b) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or documents to ensure compliance with the provisions of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein. The Trustee is entitled to assume such compliance and correctness unless a Responsible Officer of the Trustee is informed otherwise. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Agreement.
     (d) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Debentures, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to

Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K) and the Company has not cured such failure to timely file within 14 days after such failure, or the Debentures are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures), the Company shall pay Additional Interest on the Debentures. Such Additional Interest shall accrue on the Debentures at the rate of 0.25% per annum of the principal amount of the Debentures outstanding for each day during the first 90-day period beginning on, and including, the date on which the Company’s failure to file has occurred and is continuing, and 0.50% per annum of the principal amount of Debentures outstanding for each day after the 90th day, in each case ending on the date that is one year after the last original issuance date of such Debentures. As used in this Section 4.06(d), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
     (e) If, and for so long as, the restrictive legend on the Debentures specified in Section 2.05(c) has not been removed or the Debentures are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures) as of the 365th day after the last date of original issuance of the Debentures, the Company shall pay Additional Interest on the Debentures at a rate equal to 0.25% per annum of the principal amount of Debentures outstanding during the first 90 days of such period, and 0.50% per annum of the principal amount of the Debentures outstanding for each day after the 90th day, until the restrictive legend on the Debentures has been removed in accordance with Section 2.05(c) and the Debentures are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Debentures).
     (f) Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as ordinary interest on the Debentures.
     (g) The Additional Interest that is payable in accordance with Section 4.06(d) or Section 4.06(e) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.
     (h) If Additional Interest is payable by the Company pursuant to Section 4.06(d) or Section 4.06(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
     Section 4.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Debentures as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 4.08. Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2011) an Officers’ Certificate stating whether or not the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.
     In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 60 days after the Company becomes aware of the occurrence of any Event of Default or Default, an Officers’ Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company proposes to take with respect thereto.
     Section 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.
ARTICLE 5
Lists of Holders and Reports by the Company and the Trustee
     Section 5.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each November 1 and May 1 in each year beginning with November 1, 2011, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Debenture Registrar.
     Section 5.02. Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Debenture Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6
Defaults and Remedies
     Section 6.01. Events of Default. The following events shall be “Events of Default” with respect to the Debentures:
     (a) default in any payment of interest on any Debenture when due and payable, and the default continues for a period of 30 calendar days;
     (b) default in the payment of principal of any Debenture when due and payable on the Maturity Date, upon Optional Redemption or Tax Triggering Event Redemption, upon required repurchase, upon declaration of acceleration or otherwise;
     (c) failure by the Company to comply with its obligation to convert the Debentures in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for five business days;
     (d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.01(c) or notice of a specified corporate event in accordance with Section 14.01(b)(ii) or Section 14.01(b)(iii), in each case when due;
     (e) failure by the Company to comply with its obligations under Article 11;
     (f) failure by the Company to comply with any of its other agreements contained in the Debentures or this Indenture for 60 days after it receives written notice from the Trustee or the Holders of at least 25% in principal amount of the Debentures then outstanding;
     (g) default by the Company or any Significant Subsidiary with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25 million in the aggregate of the Company and/or any Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
     (h) a final judgment for the payment of $25 million or more (excluding any amounts covered by insurance) rendered against the Company or any Significant Subsidiary, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
     (i) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or
     (j) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.
     Section 6.02. Acceleration; Rescission and Annulment. In case one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) of which a Responsible Officer of the Trustee has actual knowledge, then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Debentures then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the principal of, and accrued and unpaid interest on, all Debentures shall be automatically and immediately due and payable.
     This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Debentures plus one percent at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Debentures that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Debentures and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal of, or accrued and unpaid interest on, any Debentures, (ii) a failure to repurchase any Debentures when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Debentures.
     Section 6.03. Additional Interest. Notwithstanding anything in this Indenture or in the Debentures to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Debentures at a rate equal to 0.25% per annum of the principal amount of the Debentures outstanding for each day during the first 120-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs, and 0.50% per annum of the principal amount of the Debentures outstanding for each day from the 121st day until and including the 180th day following the occurrence of such an Event of Default. Additional Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Additional Interest payable pursuant to Section 4.06(d) or Section 4.06(e). If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as ordinary interest on the Debentures. On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), such Additional Interest shall cease to further accrue and the Debentures will be subject to acceleration as provided in Section 6.02. In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03, the Debentures shall be subject to acceleration as provided in Section 6.02.
     In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Debentures, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the failure to timely give such notice, the Debentures shall be immediately subject to acceleration as provided in Section 6.02.
     Section 6.04. Payments of Debentures on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Debentures, the whole amount then due and payable on the Debentures for principal and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Debentures, wherever situated.

     In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Debentures.

     In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Debentures, and it shall not be necessary to make any Holders of the Debentures parties to any such proceedings.
     In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.
     Section 6.05. Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Debentures shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
     First, to the payment of all amounts due the Trustee under Section 7.06;
     Second, in case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Debentures in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Debentures at such time, such payments to be made ratably to the Persons entitled thereto;
     Third, in case the principal of the outstanding Debentures shall have become due, by declaration of acceleration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Debentures for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Debentures at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and
     Fourth, to the payment of the remainder, if any, to the Company.
     Section 6.06. Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no

Holder of any Debenture shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:
     (a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided;
     (b) Holders of at least 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;
     (c) such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense that may be incurred therein or thereby;
     (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and
     (e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Debentures outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest on, and (z) the consideration due upon conversion of, such Debenture, on or after the respective due dates expressed or provided for in such Debenture or in this Indenture, or to institute suit for the enforcement of any such payment or deliver, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.
     Section 6.07. Proceedings by Trustee. In case of an Event of Default the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 6.08. Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Debentures to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
     Section 6.09. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Debentures; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Debentures waive any past Default or Event of Default hereunder and its consequences, except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Debentures when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to deliver the consideration due upon conversion of the Debentures or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Debenture affected. Upon any such waiver the Company, the Trustee and the Holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.
     Section 6.10. Notice of Defaults. The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Holders as the names and addresses of such Holders appear upon the Debenture Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Debentures or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.
     Section 6.11. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Debenture by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Debentures at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Debenture (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Debentures being repurchased as provided in this Indenture) on or after the due date expressed or provided for in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 14.
ARTICLE 7
Concerning the Trustee
     Section 7.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred, of which a Responsible Officer of the Trustee has actual knowledge, that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing of which a Responsible Officer of the Trustee has actual knowledge, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:
     (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;
     (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Debenture Registrar with respect to the Debentures;
     (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;
     (g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and
     (h) in the event that the Trustee is also acting as Custodian, Debenture Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Debenture Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent and transfer agent.
     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.
     Section 7.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:
     (a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Debenture, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
     (c) the Trustee may consult with counsel and require an opinion of counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;
     (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

     (f) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and
     (g) the right of the Trustee to perform any discretionary act in this Indenture shall not be construed as a duty, and the trustee shall not be answerable for other than its negligence or willful misconduct in its performance of such act.
     In no event shall the Trustee be liable for any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or negligence. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Debentures, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company or by any Holder of the Debentures. Absent such actual knowledge or receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.
     Section 7.03. No Responsibility for Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
     Section 7.04. Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Debenture Registrar May Own Debentures. The Trustee, any Paying Agent, any Conversion Agent, Bid Solicitation Agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, Bid Solicitation Agent or Debenture Registrar.
     Section 7.05. Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.
     Section 7.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this

Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its directors, officers, employees, agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence, willful misconduct or bad faith on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises, including costs of investigation, counsel fees and expenses, damages judgments and amounts paid in settlement. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a lien to which the Debentures are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Debentures. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.
     Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.
     Section 7.07. Officers’ Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence, willful misconduct, recklessness and bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 7.08. Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 7.09. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Debenture or Debentures for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

     (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.
     Section 7.10. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien to which the Debentures are hereby made subordinate on all money or property held or collected by such trustee as such, except, subject to Section 6.05, for funds held in trust for the benefit of Holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of Section 7.06.
     No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.
     Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.
     Section 7.11. Succession by Merger, Etc. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.
     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Debentures either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 7.12. Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Debentures under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.
ARTICLE 8
Concerning the Holders
     Section 8.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Debentures, the Company or the Trustee may fix, but shall not be required to, in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.
     Section 8.02. Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the Debenture Register or by a certificate of the

Debenture Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.
     Section 8.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Debenture Registrar may deem the Person in whose name a Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture. Notwithstanding anything to the contrary in this Indenture or the Debentures following an Event of Default, any Holder of a beneficial interest in a Global Debenture may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Debenture in certificated form in accordance with the provisions of this Indenture.
     Section 8.04. Company-Owned Debentures Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures that a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Debentures and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are outstanding for the purpose of any such determination.
     Section 8.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture that is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor or upon registration of transfer thereof.
ARTICLE 9
Holders’ Meetings
     Section 9.01. Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:
     (a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;
     (b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;
     (c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or
     (d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.
     Section 9.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be mailed to Holders of such Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty nor more than ninety days prior to the date fixed for the meeting.
     Any meeting of Holders shall be valid without notice if the Holders of all Debentures then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Debentures outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

     Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Debentures then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.
     Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Debentures on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Debentures on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
     Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.
     The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.
     Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Debentures held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.
     Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 9.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
     Any record so signed and verified shall be conclusive evidence of the matters therein stated.
     Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Debentures.
ARTICLE 10
Supplemental Indentures
     Section 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to cure any ambiguity, or correct any omission, defect or inconsistency in this Indenture, so long as such action will not adversely affect the interests of Holders of the Debentures; provided that any such supplemental indenture made solely to conform the provisions of this Indenture to the Offering Memorandum shall be deemed not to adversely affect the interests of Holders of the Debentures;
     (b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;
     (c) to add guarantees with respect to the Debentures;
     (d) to secure the Debentures;
     (e) to add to the covenants for the benefit of the Holders or surrender any right or power conferred upon the Company;
     (f) to make any change that does not adversely affect the rights of any Holder; or

     (g) fix a Specified Dollar Amount that shall apply to all future conversions of Debentures and provide that the Company shall be required to satisfy its Conversion Obligations by paying cash with respect to such Specified Dollar Amount.
     Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.02.
     Section 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority in aggregate principal amount of the Debentures then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, Debentures), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Debenture affected, no such supplemental indenture shall:
     (a) reduce the rate of or extend the stated time for payment of interest on any Debenture;
     (b) reduce the principal of or extend the Maturity Date of any Debenture;
     (c) make any change that impairs or adversely affects the right of a Holder to convert any Debenture or the Conversion Rate thereof;
     (d) reduce the Redemption Price or Fundamental Change Repurchase Price of any Debenture or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the Indenture (including the definitions contained therein) or otherwise;
     (e) make any Debenture payable in currency other than that stated in the Debenture;
     (f) change the ranking of the Debentures;
     (g) impair the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on such Holder’s Debentures or to institute suit for the enforcement of any payment on or with respect to such Holder’s Debenture; or

     (h) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.01 or Section 6.09.
     Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties, immunities or liabilities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     The consent of the Holders is not necessary under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It is sufficient if such consent approves the substance thereof. After any such supplemental indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.
     Section 10.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 10.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s discretion and expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding.
     Section 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by the Indenture.

ARTICLE 11
Consolidation, Merger, Sale, Conveyance and Lease
     Section 11.01. Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its properties and assets to another Person, unless:
     (a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Debentures and this Indenture; and
     (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.
     For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.
     Section 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Debentures, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, except in the case of a lease of all or substantially all of the Company’s properties and assets. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Debentures issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Debentures that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this

Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Debentures and from its obligations under this Indenture.
     In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.
     Section 11.03. Opinion of Counsel to Be Given to Trustee. No consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 11.
ARTICLE 12
Immunity of Incorporators, Stockholders, Officers and Directors
     Section 12.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Debenture, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Debenture, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures.
ARTICLE 13
Contingent Interest
     Section 13.01. Contingent Interest.
     (a) Contingent interest on the Debentures (“Contingent Interest”) shall accrue and the Company shall pay such Contingent Interest to the Holders as follows:
     (i) Beginning with the Interest Payment Period commencing May 15, 2021:
     (A) during any Interest Payment Period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such Interest Payment Period is greater than or equal to the Upside

Trigger, in which case the Contingent Interest payable on each $1,000 principal amount of the Debentures for such Interest Payment Period shall be equal to 0.65% per annum of such average Trading Price;
     (B) during any Interest Payment Period with respect to which the average Trading Price for the 10 Trading Days immediately preceding the first day of such Interest Payment Period is less than or equal to the Downside Trigger that is applicable to such Interest Payment Period, in which case the Contingent Interest payable on each $1,000 principal amount of the Debentures for such Interest Payment Period shall be equal to 0.25% per annum of such average Trading Price; and
     (ii) at any time Debentures are outstanding, upon the declaration by the Board of Directors of an extraordinary cash dividend or distribution that in either case is made to all or substantially all holders of the Common Stock and that the Board of Directors designates as payable with respect to the Debenture (an “Extraordinary Dividend”), in which case the Contingent Interest will be payable on the same date as, and in an amount equal to, the dividend or distribution that a Holder would have received had such Holder converted its Debentures and the Company had settled such Conversion Obligation immediately prior to the record date for the payment of the corresponding dividend or distribution to holders of the Common Stock (calculated as if such Debentures had been converted entirely into shares of Common Stock). The record date for the payment of such Contingent Interest shall be the same as the record date for the payment of the corresponding Extraordinary Dividend.
     (b) The Company shall provide prompt written notice to the Bid Solicitation Agent identifying the three independent nationally recognized securities dealers referred to in the definition of “Trading Price.” For purposes of this Article 13, if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Debentures from an independent nationally recognized securities dealer when determining the Trading Price or, in the reasonable judgment of the Board of Directors (or a committee thereof) the bid quotations are not indicative of the secondary market value of the Debentures, then the Trading Price will be determined by the Board of Directors (or a committee thereof) based on a good faith estimate of the fair value of the Debentures.
     (c) The Bid Solicitation Agent shall not determine the Trading Price unless requested by the Company to make such determination. The Company shall have no obligation to make such a request unless a Holder of Debentures provides the Company with reasonable evidence that the Trading Price is greater than or equal to the Upside Trigger or is less than or equal to the Downside Trigger, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is less than the Upside Trigger or is greater than the Downside Trigger, as applicable. The Bid Solicitation Agent’s determination of the Trading Price shall be conclusive absent manifest error and subject to Section 13.01(b).
     Section 13.02. Trustee’s Responsibilities in Respect of Contingent Interest. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if it so determines, shall provide notice to the Trustee and all Holders of record of the Debentures. Simultaneously with providing such notice, the Company shall publish a notice containing the information included therein once in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at such time. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Trustee shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.
     Section 13.03. Payment of Contingent Interest. Subject to Section 13.01(a)(ii), Contingent Interest for any Interest Payment Period shall be paid on the applicable Interest Payment Date to the Holder in whose name any Debenture is registered on the Debenture Register on the corresponding Regular Record Date. Contingent Interest due under this Article 13 shall be treated for all purposes of this Indenture like any other interest accruing on the Debenture.
     Section 13.04. Tax Treatment of the Securities. For United Stated federal income tax purposes, the Company agrees, and by acceptance of a beneficial interest in the Debentures each Holder and any beneficial owner of the Debentures shall be deemed to have agreed, to (1) treat the Debentures as debt instruments that are subject to Treasury Regulation section 1.1275-4 or any successor provision (the “Contingent Payment Regulations”), (2) treat the sum of the amount of any cash plus the fair market value of any Common Stock received upon conversion of the Debentures as a contingent payment for purposes of the Contingent Payment Regulations, (3) accrue interest with respect to the Debentures as original discount for United States federal income tax purposes according to the “noncontingent bond method” set forth in the Contingent Payment Regulations and (4) be bound by the Company’s determination of the “comparable yield” and “projected payment schedule,” each within the meaning of the Contingent Payment Regulations, with respect to the Debentures. The Company agrees to provide promptly to any Holder of Debentures, upon written request, the issue price, amount of tax original issue discount, issue date, comparable yield and projected payment schedule. Any such written request should be sent to Vishay Intertechnology, Inc. at the following address: 63 Lancaster Avenue, Malvern, Pennsylvania 19355, Attention: Chief Financial Officer.
ARTICLE 14
Conversion of Debentures
     Section 14.01. Conversion Privilege. (a) Subject to and upon compliance with the provisions of this Article 14, each Holder of a Debenture shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple of $1,000 thereafter) of such Debenture (i) at any time prior to the close of business on the Business Day immediately preceding February 15, 2041, but only under the conditions and during the periods set forth in Section 14.01(b), and (ii) irrespective of the conditions described in Section 14.01(b), on or after February 15, 2041 and prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 52.5659 shares of Common Stock (subject to adjustment as provided in Section 14.04, the “Conversion Rate”) per $1,000 principal amount of Debentures (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).
     (b) (i) The Debentures may be surrendered for conversion during the five Business Day period immediately after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price, as determined following a request by a Holder of Debentures in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent of the three independent nationally recognized securities dealers selected by the Company pursuant to the definition of Trading Price, along with appropriate contact information for each. The Bid Solicitation Agent shall have no obligation to determine the Trading Price unless the Company has requested such determination, and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate, at which time the Company shall instruct the Bid Solicitation Agent to determine the Trading Price beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. If the Company does not instruct the Bid Solicitation Agent to determine the Trading Price when obligated as provided in the preceding sentence, or if the Company instructs the Bid Solicitation Agent to obtain bids and the Bid Solicitation Agent fails to make such determination, then, in either case, for the purposes of this Section 14.01(b)(i), the Trading Price shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee). If, at any time after the Trading Price condition set forth above has been met, the Trading Price is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate, the Company shall so notify the Holders of the Debentures, the Trustee and the Conversion Agent (if other than the Trustee).
     (ii) If the Company elects to:
     (A) issue to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of its Common Stock, at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or
     (B) distribute to all or substantially all holders of its Common Stock the Company’s assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the

Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders of the Debentures, the Trustee and the Conversion Agent (if other than the Trustee) at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, the Debentures may be surrendered for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place, even if the Debentures are not otherwise convertible at such time.
     (iii) If at any time a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to repurchase the Debentures pursuant to Section 15.01, or if the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets, pursuant to which the Common Stock would be converted into cash, securities or other assets, the Debentures may be surrendered for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of such transaction) until 30 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date (or, in each case, if earlier, until the Company’s announcement that such transaction or event will not take place). The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) (i) as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction or (ii) if the Company does not have knowledge of such transaction at least 30 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction but in no event later than the actual effective date of such transaction.
     (iv) The Debentures may be surrendered for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after October 1, 2011, if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Conversion Agent, on behalf of the Company, shall determine at the beginning of each fiscal quarter commencing after October 1, 2011 whether the Debentures may be surrendered for conversion in accordance with this clause (iv) and shall notify the Company and the Trustee if the Debentures become convertible in accordance with this clause (iv).
     (v) If the Company calls any or all of the Debentures for redemption pursuant to Article 16, then Holders may surrender Debentures that have been so called for redemption at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date, even if the Debentures are not otherwise convertible at such time, after which time the Holder’s right to convert shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Debentures may convert its Debentures until the Redemption Price has been paid or duly provided for.
     Section 14.02. Conversion Procedure; Settlement Upon Conversion.
     (a) Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Debenture, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Debentures being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.
     (i) All conversions occurring on or after February 15, 2041 or after the Company’s issuance of a Redemption Notice with respect to the Debentures and prior to the related Redemption Date shall be settled using the same Settlement Method.
     (ii) Prior to February 15, 2041, except for any conversions that occur after the Company’s issuance of a Redemption Notice with respect to the Debentures but prior to the related Redemption Date, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.
     (iii) If, in respect of any Conversion Date (or the period beginning on, and including, February 15, 2041 and ending on, and including, the third Scheduled Trading Day immediately preceding the Maturity Date, as the case may be), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date (or such period, as the case may be), the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions occurring (x) after the date of issuance of a Redemption Notice with respect to the Debentures and prior to the related Redemption Date, in such Redemption Notice or (y) on or after February 15, 2041, no later than February 15, 2041). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Debentures shall be equal to $1,000. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount in such Settlement Notice, the Specified Dollar Amount shall be deemed to be $1,000.
     (iv) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Debentures (the “Settlement Amount”) shall be computed as follows:
     (A) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder a number of shares of Common Stock equal to the product of (1) the aggregate principal amount of Debentures to be converted, divided by $1,000, and (2) the Conversion Rate in effect on the Conversion Date;
     (B) if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Debentures being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 20 consecutive Trading Days during the related Observation Period; and
     (C) if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Debentures being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 20 consecutive Trading Days during the related Observation Period.
     (v) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
     (b) Subject to Section 14.02(e), before any Holder of a Debenture shall be entitled to convert a Debenture as set forth above, such Holder shall (i) in the case of a Global Debenture, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Debenture (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion

Obligation to be registered, (2) surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Debentures may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Debentures and not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.02.
     If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Debentures shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.
     (c) A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as otherwise provided in Section 14.03(b) or Section 14.07, the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.
     (d) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Debentures issued upon such conversion being different from the name of the Holder of the old Debentures surrendered for such conversion.
     (e) If a Holder submits a Debenture for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

     (f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares issued upon the conversion of any Debenture as provided in this Article 14.
     (g) Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any Conversion Agent other than the Trustee.
     (h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Debenture and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Debentures into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Debentures are converted after the close of business on a Regular Record Date, Holders of such Debentures as of the close of business on such Regular Record Date will receive the interest payable on such Debentures on the corresponding Interest Payment Date notwithstanding the conversion. Debentures surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Debentures so converted; provided that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (3) for conversions following the Regular Record Date for the interest payment due on May 15, 2041.
     (i) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects to satisfy the related Conversion Obligation by Combination Settlement), as the case may be. Upon a conversion of Debentures, such Person shall no longer be a Holder of such Debentures surrendered for conversion.
     (j) The Company shall not issue any fractional share of Common Stock upon conversion of the Debentures and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Debenture surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.
     Section 14.03. Increased Conversion Rate Applicable to Certain Debentures Surrendered in Connection with Make-Whole Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Debentures in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances described below, increase the Conversion Rate for the Debentures so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Debentures shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 30th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).
     (b) Upon surrender of Debentures for conversion in connection with a Make-Whole Fundamental Change pursuant to Section 14.01(b)(iii), the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property is composed entirely of cash, for any conversion of Debentures following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Debentures equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the Conversion Obligation shall be paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify the Holders of Debentures of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
     (c) The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the

Conversion Rate where the Ex-Dividend Date of the event occurs, during such five consecutive Trading Day period.
     (d) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Debentures is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.
     (e) The following table sets forth the number of Additional Shares to be received per $1,000 principal amount of Debentures pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Share Price
Effective Date	16.91	18.00	19.00	20.00	22.00	24.00	26.00	28.00	28.54	30.00	35.00	40.00	50.00	60.00	70.00	80.00
May 13, 2011	6.5707	6.4579	5.9255	5.4528	4.6501	3.9976	3.4596	3.0105	2.9081	2.6311	1.9058	1.3977	0.7574	0.3964	0.1864	0.0664
May 15, 2012	6.5707	6.4050	5.8720	5.3987	4.5971	3.9469	3.4118	2.9656	2.8641	2.5896	1.8725	1.3719	0.7428	0.3884	0.1826	0.0649
May 15, 2013	6.5707	6.3380	5.8037	5.3297	4.5282	3.8796	3.3473	2.9047	2.8042	2.5326	1.8262	1.3357	0.7221	0.3776	0.1775	0.0632
May 15, 2014	6.5707	6.2643	5.7267	5.2501	4.4454	3.7961	3.2651	2.8252	2.7258	2.4570	1.7623	1.2841	0.6910	0.3600	0.1680	0.0584
May 15, 2015	6.5707	6.1973	5.6537	5.1721	4.3600	3.7067	3.1743	2.7355	2.6368	2.3701	1.6874	1.2237	0.6569	0.3439	0.1628	0.0596
May 15, 2016	6.5707	6.1348	5.5816	5.0909	4.2640	3.5995	3.0602	2.6182	2.5195	2.2527	1.5794	1.1322	0.5997	0.3118	0.1463	0.0519
May 15, 2017	6.5707	6.0287	5.4623	4.9591	4.1106	3.4299	2.8803	2.4337	2.3351	2.0685	1.4110	0.9908	0.5134	0.2645	0.1223	0.0410
May 15, 2018	6.5707	5.9131	5.3280	4.8063	3.9231	3.2138	2.6438	2.1851	2.0855	1.8161	1.1760	0.7939	0.3969	0.2031	0.0923	0.0278
May 15, 2019	6.5707	5.8056	5.1958	4.6467	3.7079	2.9465	2.3344	1.8481	1.7450	1.4662	0.8476	0.5270	0.2521	0.1324	0.0610	0.0168
May 15, 2020	6.5707	5.7322	5.0976	4.5163	3.4945	2.6339	1.9266	1.3675	1.2539	0.9469	0.3697	0.1759	0.0839	0.0470	0.0211	0.0017
May 15, 2021	6.5707	5.6952	5.0540	4.4621	3.3884	2.3999	1.4669	0.6243	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2026	6.5707	5.6909	5.0555	4.4711	3.4124	2.4319	1.4894	0.6201	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2031	6.5707	5.5384	4.8794	4.2834	3.2230	2.2676	1.3731	0.5619	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2036	6.5707	5.6534	4.8178	4.1117	2.9628	2.0189	1.1816	0.4488	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
May 15, 2041	6.5707	2.9897	0.0657	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
     The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:
     (i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;
     (ii) if the Stock Price is greater than $80 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

     (iii) if the Stock Price is less than $16.91 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 59.1366 per $1,000 principal amount of Debentures, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.
     (f) Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.
     Section 14.04. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Debentures participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Debentures, in any of the transactions described in this Section 14.04, without having to convert their Debentures, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (divided by $1,000) of Debentures held by such Holder.
     (a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of its Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.
Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable.

If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

     For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.
     (c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d), and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities of the Company, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Debenture shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution. If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.
     With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the "Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.
     For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common

Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.
     For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), any dividend or distribution to which this Section 14.04(c) is applicable that also includes one or both of:
     (A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or
     (B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”), then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and

Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).
     (d) If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

C	=	the amount in cash per share the Company distributes to holders of its Common Stock.
Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Debenture shall receive, for each $1,000 principal amount of Debentures, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.
     (e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.
The adjustment to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.
     (f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Debentures, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Debentures on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-

Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
     (g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of its Common Stock or any securities convertible into or exchangeable for shares of its Common Stock or the right to purchase shares of its Common Stock or such convertible or exchangeable securities.
     (h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Debenture at its last address appearing on the Debenture Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (i) Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;
     (iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Debentures were first issued;
     (iv) solely for a change in the par value of the Common Stock; or
     (v) for accrued and unpaid interest, if any.

     (j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000) of a share.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Debenture Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
     Section 14.05. Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.
     Section 14.06. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Debentures from time to time as such Debentures are presented for conversion (assuming that at the time of computation of such number of shares, all such Debentures would be converted by a single Holder and that Physical Settlement is applicable).
     Section 14.07. Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.
     (a) In the case of:
     (i) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

     (ii) any consolidation, merger or combination involving the Company,
     (iii) any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or
     (iv) any statutory share exchange,
in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Debentures shall be changed into a right to convert such principal amount of Debentures into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(f) providing for such change in the right to convert each $1,000 principal amount of Debentures; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Debentures in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Debentures in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Debentures in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.
     If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Debentures will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Debentures shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

     Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the purchase rights set forth in Article 15.
     (b) In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefore, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the Debenture Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     (c) The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Debentures to convert its Debentures into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Merger Event.
     (d) The above provisions of this Section shall similarly apply to successive Merger Events.
     Section 14.08. Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Debentures will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     (b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.
     (c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Debentures.

     Section 14.09. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Debentures after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Debentures eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).
     Section 14.10. Notice to Holders Prior to Certain Actions. In case of any:
     (a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;
     (b) Merger Event; or
     (c) voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the Debenture Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.
     Section 14.11. Stockholder Rights Plans. To the extent that the Company has a rights plan in effect upon conversion of the Debentures, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. If at the time of conversion, however, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan so that the Holders would not be entitled to receive any rights in respect of Common Stock, if any, issuable upon conversion of the Debentures, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of Capital Stock of the Company, evidences of its indebtedness, other assets or property or rights, options or warrants to acquire its Capital Stock or other securities as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.
     Section 14.12. Limit on Issuance of Shares of Common Stock Upon Conversion. Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of any issuance of Common Stock upon conversion of the Debentures in excess such limitations or deliver cash in lieu of any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 14.12.
     Section 14.13. Exchange in Lieu of Conversion.
     (a) When a Holder surrenders Debentures for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the commencement of the applicable Observation Period, such Debentures to a financial institution designated by the Company for exchange in lieu of conversion (a “Designated Institution”). If the Company so elects, then by the close of business on the second Trading Day after the Conversion Date, the Company shall notify the Holder surrendering Debentures for conversion that it has directed the Designated Institution to make an exchange in lieu of conversion. If such Designated Institution determines to accept the Debentures surrendered for conversion, it shall notify the Conversion Agent whether it shall deliver, upon exchange, all cash, all shares of Common Stock or a combination of cash and shares of Common Stock in accordance with the provisions of Section 14.02.
     (b) In order to accept any Debentures surrendered for conversion, the Designated Institution must agree to deliver, in exchange for such Debentures, all cash, shares of Common Stock or a combination of cash and share of Common Stock due upon conversion in accordance with the provisions of Section 14.02, at the sole option of the Designated Institution and as is designated by the Conversion Agent to the Company.
     (c) If the Designated Institution accepts Debentures surrendered for exchange under this Section 14.13, it shall deliver such cash, shares of Common Stock or a combination of cash and share of Common Stock in accordance with the provisions of Section 14.02 to the Conversion Agent and the Conversion Agent shall deliver such cash and/or shares of Common Stock to the Holder, within the time period specified in Section 14.02(c), which delivery shall be deemed to satisfy the Company’s Conversion Obligation with respect to such Holder. Any Debentures so exchanged by such Designated Institution shall remain outstanding for all purposes under this Indenture.
     (d) If the Designated Institution agrees to accept any Debentures for exchange but does not timely deliver the related consideration to the Conversion Agent, or if the Designated Institution does not accept such Debentures for exchange, the Company shall convert such Debentures into cash and/or shares of Common Stock, in accordance with the provisions of Section 14.02.
     (e) For the avoidance of doubt, in no event will the Company’s designation of a financial institution pursuant to this Section 14.13 require such financial institution to accept any Debentures for exchange.
     (f) The Company shall not pay any consideration to, or otherwise enter into any agreement with, the Designated Institution for or with respect to such designation.
ARTICLE 15
Repurchase of Debentures at Option of Holders Upon a Fundamental Change
     Section 15.01. Repurchase at Option of Holders Upon a Fundamental Change. (a) If a Fundamental Change occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash (or, pursuant to the provisions of Section 15.05, shares of Common Stock, Acquiror Securities, or a combination of cash, shares of Common Stock and Acquiror Securities) all of such Holder’s Debentures, or any portion thereof in principal amounts of $1,000 or an integral multiple of $1,000 thereafter, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 calendar days or more than 30 calendar days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such

Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Debentures to be repurchased pursuant to this Article 15.
     (b) Repurchases of Debentures under this Section 15.01 shall be made, at the option of the Holder thereof, upon:
     (i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Debenture attached hereto as Exhibit A, if the Debentures are Physical Debentures, or in compliance with the Depositary’s procedures for surrendering interests in Global Debentures, if the Debentures are Global Debentures, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and
     (ii) delivery of the Debentures, if the Debentures are Physical Debentures, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Debentures, if the Debentures are Global Debentures, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.
     The Fundamental Change Repurchase Notice in respect of any Debentures to be repurchased shall state:
     (i) in the case of Physical Debentures, the certificate numbers of the Debentures to be delivered for repurchase;
     (ii) the portion of the principal amount of Debentures to be repurchased, which must be $1,000 or an integral multiple of $1,000 thereafter; and
     (iii) that the Debentures are to be repurchased by the Company pursuant to the applicable provisions of the Debentures and this Indenture;
provided, however, that if the Debentures are Global Debentures, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.
     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.02.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.
     (c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Debentures and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Such notice shall be by first class mail or, in the case of Global Debentures, in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish a notice containing the information set forth in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;
     (iv) the Fundamental Change Repurchase Price;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
     (vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;
     (viii) if applicable, that the Debentures with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture;
     (ix) whether the Company shall pay the Fundamental Change Repurchase Price in cash, shares of Common Stock, Acquiror Securities, or a combination thereof, specifying the percentage of each; and
     (x) the procedures that Holders must follow to require the Company to repurchase their Debentures.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 15.01.

     At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company. Neither the Trustee nor the Paying Agent shall be responsible for determining if a Fundamental Change has occurred or for delivering a Fundamental Change Company Notice to Holders.
     (d) Notwithstanding the foregoing, no Debentures may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Debentures has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Debentures). The Paying Agent will promptly return to the respective Holders thereof any Physical Debentures held by it during the acceleration of the Debentures (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Debentures), or any instructions for book-entry transfer of the Debentures in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.
     Section 15.02. Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:
     (i) the principal amount of the Debentures with respect to which such notice of withdrawal is being submitted,
     (ii) if Physical Debentures have been issued, the certificate number of the Debenture in respect of which such notice of withdrawal is being submitted, and
     (iii) the principal amount, if any, of such Debenture that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 thereafter;
provided, however, that if the Debentures are Global Debentures, the notice must comply with appropriate procedures of the Depositary.
     Section 15.03. Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, an amount of cash and/or shares of Common Stock or Acquiror Securities, as applicable, sufficient to repurchase all of the Debentures to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Debentures by the Trustee (or other Paying Agent appointed by the Company), payment for Debentures surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Debenture (provided the Holder has satisfied the conditions in Section 15.01) and (ii) the time of book-entry transfer or the delivery of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.01 by mailing checks and/or delivering shares of Common Stock or Acquiror Securities, as applicable, for the amount payable to the Holders of such Debentures entitled thereto as they shall appear in the Debenture Register; provided, however, that payments of cash to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds and/or shares of Common Stock or Acquiror Securities, as applicable, in excess of the Fundamental Change Repurchase Price.
     (b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds cash, shares of Common Stock, Acquiror Securities, or a combination thereof sufficient to make payment on all the Debentures or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then (i) such Debentures will cease to be outstanding, (ii) interest will cease to accrue on such Debentures (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Debentures will terminate (other than the right to receive the Fundamental Change Repurchase Price).
     (c) Upon surrender of a Debenture that is to be repurchased in part pursuant to Section 15.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Debenture in an authorized denomination equal in principal amount to the unrepurchased portion of the Debenture surrendered.
     Section 15.04. Covenant to Comply with Applicable Laws Upon Repurchase of Debentures. In connection with any repurchase offer, the Company will, if required:
     (a) comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;
     (b) file a Schedule TO or any successor or similar schedule; and
     (c) otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Debentures;
in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.
     Section 15.05. Payment of Fundamental Change Repurchase Price in Shares of Common Stock or Acquiror Securities.

     (a) Notwithstanding the foregoing provisions of this Article 15, instead of paying the Fundamental Change Repurchase Price in cash, the Company may elect (which election shall be irrevocable) to pay the Fundamental Change Repurchase Price in shares of Common Stock (so long as such shares are Publicly Traded Securities), securities of the acquiror that are Publicly Traded Securities (“Acquiror Securities”), or a combination of cash and shares of Common Shares or such Acquiror Securities, as the case may be, by so stating in the Fundamental Change Company Notice; provided that the Company will pay cash for fractional interests in shares of Common Stock or Acquiror Securities, as the case may be.
     (b) If the Company makes the election specified in Section 15.05(a), then the number of shares of Common Stock or Acquiror Securities that a Holder will receive will equal the quotient obtained by dividing (i) the portion of the Fundamental Change Repurchase Price to be paid in shares of Common Stock or Acquiror Securities, as applicable, by (ii) 95% of the average of the Last Reported Sale Prices of the shares of Common Stock or Acquiror Securities, as the case may be, for the five Trading Day period immediately preceding, and including, the third Trading Day prior to the Fundamental Change Repurchase Date. However, the Company may not pay the Fundamental Change Repurchase Price in shares of Common Stock or Acquiror Securities if an Event of Default has occurred or is continuing. For purposes of determining the existence of potential fractional interests, all Debentures subject to repurchase by the Company held by a Holder shall be considered together. Each Holder whose Debentures are repurchased pursuant to this Section 15.05(b) shall receive the same percentages of cash, shares of Common Stock and Acquiror Securities in payment of the Fundamental Change Repurchase Price for such Debentures, except with regard to the payment of cash in lieu of fractional shares of Common Stock or Acquiror Securities.
     (c) Notwithstanding anything to the contrary in this Indenture, if the payment of the Fundamental Change Repurchase Price in shares of Common Stock would exceed the limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company, the Company will, at its option, either obtain stockholder approval of such payment or deliver cash in lieu of any shares of Common Stock otherwise deliverable in respect of the Fundamental Change Repurchase Price in excess of such limitations.
     Section 15.06. Purchase by Third Party. Notwithstanding the foregoing provisions of this Article 15, the Company shall not be required to issue a Fundamental Change Company Notice upon a Fundamental Change if a third party (i) issues a Fundamental Change Company Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 15.01(c) applicable to a Fundamental Change Company Notice made by the Company and otherwise complies with the provisions of this Article 15 as if it were the Company, and (ii) purchases and pays for all Debentures validly tendered and not withdrawn pursuant to such Fundamental Change Company Notice.
ARTICLE 16
Optional Redemption and Tax Triggering Event Redemption
     Section 16.01. Optional Redemption and Tax Triggering Event Redemption.

     (a) Other than as provided in Section 16.01(b), the Debentures shall not be redeemable by the Company prior to May 20, 2021. On or after May 20, 2021, and prior to the Maturity Date, if the Last Reported Sale Price of the Common Stock has been at least 150% of the Conversion Price then in effect for at least 20 Trading Days during any 30 consecutive Trading Day period prior to the date on which the Redemption Notice was given, the Company may redeem (an “Optional Redemption”) for cash all or part of the Debentures, upon notice as set forth in Section 16.02, at the applicable Redemption Price.
     (b) On or prior to May 13, 2012, the Company may redeem (a “Tax Triggering Event Redemption”) the Debentures in whole or in part for cash if any Tax Triggering Event has occurred, upon notice as set forth in Section 16.02, at the applicable Redemption Price.
     Section 16.02. Notice of Redemption; Selection of Debentures.
     (a) In case the Company exercises its Optional Redemption right or Tax Triggering Event Redemption right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 55 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided, however, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Neither the Trustee nor the Paying Agent shall be responsible for reviewing the Redemption Notice or for the content or accuracy of such notice.
     (b) The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture.
     (c) Each Redemption Notice shall specify:
     (i) the Redemption Date (which must be a Business Day);
     (ii) the Redemption Price;
     (iii) that on the Redemption Date, the Redemption Price will become due and payable upon each such Debenture, and that interest thereon, if any, shall cease to accrue on and after said date;
     (iv) the place or places where such Debentures are to be surrendered for payment of the Redemption Price;

     (v) that Holders may surrender their Debentures for conversion at any time prior to the close of business on the third Scheduled Trading Day immediately preceding the Redemption Date;
     (vi) the procedures a converting Holder must follow to convert its Debentures and the Settlement Method and Specified Dollar Amount, if applicable;
     (vii) the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;
     (viii) the CUSIP, ISIN or other similar numbers, if any, assigned to such Debentures; and
     (ix) in case any Debenture is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Debenture, a new Debenture in principal amount equal to the unredeemed portion thereof shall be issued.
A Redemption Notice shall be revocable.
     (d) If fewer than all of the outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of a Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 thereafter) by lot, or on a pro rata basis or by another method as may be requested by the Depositary’s applicable procedures. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of the Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.
     Section 16.03. Payment of Debentures Called for Redemption.
     (a) If any Redemption Notice has been given in respect of the Debentures in accordance with Section 16.02, the Debentures shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Debentures at the place or places stated in the Redemption Notice, the Debentures shall be paid and redeemed by the Company at the applicable Redemption Price.
     (b) Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Debentures to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Debentures to be redeemed shall be made promptly after the later of:
     (i) the Redemption Date for such Debentures; and

     (ii) the time of presentation of such Debenture to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 16.03.
The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.
     Section 16.04. Restrictions on Redemption. The Company may not redeem any Debentures on any date if (a) the principal amount of the Debentures has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Debentures) or (b) the Company has not paid or is not simultaneously paying all accrued and unpaid interest thereon for all periods between Interest Payment Dates or portions thereof terminating prior to the Redemption Date. The Company may not exercise its Optional Redemption right with respect to any Debentures until it has made at least twenty interest payments on the Interest Payment Dates as required by Section 2.03(b), including the interest payment due on May 15, 2021.
     Section 16.05. No Registration Obligation on Redemption. In the event of any redemption of the Debentures, the Company shall not be required to:
     (a) issue, register the transfer of or exchange any Debenture during the 15 calendar day period prior to the date on which a Redemption Notice is deemed to have been given to all Holders of Debentures to be redeemed; or
     (b) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Debentures being redeemed in part.
ARTICLE 17
Miscellaneous Provisions
     Section 17.01. Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.
     Section 17.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.
     Section 17.03. Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Vishay

Intertechnology, Inc., 63 Lancaster Avenue, Malvern, Pennsylvania 19355, Attention: Corporate General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.
     The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Debenture Register and shall be sufficiently given to it if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 17.04. Governing Law. THIS INDENTURE AND EACH DEBENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).
     Section 17.05. Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officers’ Certificate stating that such action is permitted by the terms of this Indenture.
     Each Officers’ Certificate provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.
     Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.
     Section 17.06. Legal Holidays. If any Interest Payment Date (other than an Interest Payment Date coinciding with the Maturity Date or earlier Fundamental Change Repurchase Date) falls on a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day. If the Maturity Date or earlier Fundamental Change Repurchase Date would fall on a day that is not a Business Day, the required payment of interest, if any, and principal shall be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the Maturity Date or earlier Fundamental Change Repurchase Date to such next succeeding Business Day.
     Section 17.07. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.
     Section 17.08. Benefits of Indenture. Nothing in this Indenture or in the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Debenture Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 17.09. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
     Section 17.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.
     Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Debenture Register.
     The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.
     The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.
     If an authenticating agent is appointed pursuant to this Section, the Debentures may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
______________________________________________,
as Authenticating Agent, certifies that this is one of the Debentures described in the within-named Indenture.
By: ________________________________________
        Authorized Officer
     Section 17.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 17.12. Severability. In the event any provision of this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.
     Section 17.13. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE DEBENTURES OR THE TRANSACTION CONTEMPLATED HEREBY.

     Section 17.14. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
     Section 17.15. Calculations. Except as otherwise provided herein, the Company or its agents shall be responsible for making all calculations called for under this Indenture or the Debentures, and none of the Trustee, Conversion Agent, Debenture Registrar, Bid Solicitation Agent or Paying Agent (in each case, if different from the Company) shall have any responsibility for making such calculations. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Debentures and the Conversion Rate of the Debentures. The Company or its agents shall make all these calculations in good faith and, absent manifest error, their calculations shall be final and binding on Holders of Debentures. The Company or its agents shall provide a schedule of their calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of their calculations without independent verification. The Trustee will forward the Company’s or its agent’s calculations to any Holder of Debentures upon the request of that Holder at the sole cost and expense of the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

VISHAY INTERTECHNOLOGY, INC.
By:	/s/ Lior E. Yahalomi
	Name:	Dr. Lior E. Yahalomi
	Title:	Executive Vice President & Chief Financial Officer

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Geoffrey S. Lewis
	Name:	Geoffrey S. Lewis
	Title:	Assistant Vice President

EXHIBIT A
[FORM OF FACE OF DEBENTURE]
[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]
     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]
     [INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
     [THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
     (2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

     (A) TO VISHAY INTERTECHNOLOGY, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
     (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
     [INCLUDE THE FOLLOWING LEGEND IN ALL SECURITIES]
FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), THIS SECURITY IS BEING ISSUED WITH TAX ORIGINAL ISSUE DISCOUNT. THE ISSUE PRICE OF THIS SECURITY IS $1,000 PER $1,000 OF PRINCIPAL AMOUNT, AND THE ISSUE DATE OF THIS SECURITY IS MAY 13, 2011. IN ADDITION, THIS SECURITY IS SUBJECT TO UNITED STATES FEDERAL INCOME TAX REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE CODE, THE COMPARABLE YIELD OF THIS SECURITY IS 8.375% COMPOUNDED SEMI-ANNUALLY (WHICH WILL BE TREATED AS THE YIELD TO MATURITY FOR UNITED STATES FEDERAL INCOME TAX PURPOSES).
FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, PURSUANT TO SECTION 13.04 OF THE INDENTURE, THE COMPANY AGREES, AND

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BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY, EACH HOLDER AND ANY BENEFICIAL OWNER OF THIS SECURITY SHALL BE DEEMED TO HAVE AGREED, TO (1) TREAT THIS SECURITY AS A DEBT INSTRUMENT THAT IS SUBJECT TO TREASURY REGULATION SECTION 1.1275-4 OR ANY SUCCESSOR PROVISION (THE “CONTINGENT PAYMENT REGULATIONS”), (2) TREAT THE SUM OF THE AMOUNT OF ANY CASH PLUS THE FAIR MARKET VALUE OF ANY COMMON STOCK RECEIVED UPON CONVERSION OF THIS SECURITY AS A CONTINGENT PAYMENT FOR PURPOSES OF THE CONTINGENT PAYMENT REGULATIONS, (3) ACCRUE INTEREST WITH RESPECT TO THIS SECURITY AS ORIGINAL ISSUE DISCOUNT FOR UNITED STATES FEDERAL INCOME TAX PURPOSES ACCORDING TO THE “NONCONTINGENT BOND METHOD” SET FORTH IN THE CONTINGENT PAYMENT REGULATIONS, AND (4) BE BOUND BY THE COMPANY’S DETERMINATION OF THE “COMPARABLE YIELD” AND “PROJECTED PAYMENT SCHEDULE,” EACH WITHIN THE MEANING OF THE CONTINGENT PAYMENT REGULATIONS, WITH RESPECT TO THE SECURITY.
     THE COMPANY AGREES TO PROVIDE PROMPTLY TO THE HOLDER OF THIS SECURITY, UPON WRITTEN REQUEST, THE ISSUE PRICE, AMOUNT OF TAX ORIGINAL ISSUE DISCOUNT, ISSUE DATE, COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE. ANY SUCH WRITTEN REQUEST SHOULD BE SENT TO VISHAY INTERTECHNOLOGY, INC. AT THE FOLLOWING ADDRESS: 63 LANCASTER AVENUE, MALVERN, PENNSYLVANIA 19355, ATTENTION: CHIEF FINANCIAL OFFICER.

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VISHAY INTERTECHNOLOGY, INC.
2.25% Convertible Senior Debentures due 2041

No. 1	Initially $150,000,000
CUSIP No. 928298 AJ7
     Vishay Intertechnology, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Debentures” attached hereto, which amount, taken together with the principal amounts of all other outstanding Debentures, shall not, unless permitted by the Indenture, exceed $150,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on May 15, 2041, and interest thereon as set forth below.
     This Debenture shall bear interest at the rate of 2.25% per year from May 13, 2011, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until May 15, 2041. Interest is payable semi-annually in arrears on each November 15 and May 15, commencing on November 15, 2011, to Holders of record at the close of business on the preceding November 1 and May 1 (whether or not such day is a Business Day), respectively. Contingent Interest will be payable as set forth in Section 13.01(a), and Additional Interest will be payable as set forth in Section 4.06(d), Section 4.06(e) and Section 6.03, of the Indenture. Any reference to interest on, or in respect of, any Debenture therein shall be deemed to include (a) Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of such Section 4.06(d), Section 4.06(e) or Section 6.03 and (b) Contingent Interest if, in such context, Contingent Interest is, was or would be payable pursuant to Section 13.01(a). Any express mention of the payment of Additional Interest or Contingent Interest in any provision therein shall not be construed as excluding Additional Interest or Contingent Interest, respectively, in those provisions thereof where such express mention is not made.
     The Company shall pay the principal of and interest on this Debenture, so long as such Debenture is a Global Debenture, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Debenture. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Debentures (other than Debentures that are Global Debentures) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Debenture Registrar in respect of the Debentures and its agency in Wilmington, Delaware as a place where Debentures may be presented for payment or for registration of transfer.
     Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Debenture the right to convert this Debenture into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Debenture, and any claim, controversy or dispute arising under or related to this Debenture, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
     In the case of any conflict between this Debenture and the Indenture, the provisions of the Indenture shall control and govern.
     This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.
[Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

VISHAY INTERTECHNOLOGY, INC.
By:
Name:
Title:

Dated: May 13, 2011
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
WILMINGTON TRUST COMPANY,
as Trustee, certifies that this is one of the Debentures described in the within-named Indenture.

By:
Name:
Title:

[FORM OF REVERSE OF DEBENTURE]
VISHAY INTERTECHNOLOGY, INC.
2.25% Convertible Senior Debentures due 2041
     This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 2.25% Convertible Senior Debentures due 2041 (the “Debentures”), limited to the aggregate principal amount of $150,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 13, 2011 (the “Indenture”), between the Company and Wilmington Trust Company (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debentures. Additional Debentures may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.
     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Debentures may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Debentures then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
     Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Debenture to a Paying Agent to collect such payments in respect of the Debenture.
     The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Debentures, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Debentures as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past Default or Event of Default under the Indenture and its consequences.
     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal (including the Fundamental Change Repurchase Price, if applicable) of and accrued and unpaid interest on this Debenture at the place, at the respective times, at the rate and in the lawful money herein prescribed.

     The Debentures are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000 thereafter. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Debentures issued upon such exchange of Debentures being different from the name of the Holder of the old Debentures surrendered for such exchange.
     The Debentures shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.
     Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash (or, at the Company’s option, cash, Common Stock, Acquiror Securities, or a combination thereof as described in Section 15.05) all of such Holder’s Debentures or any portion thereof (in principal amounts of $1,000 or integral multiples of $1,000 thereafter) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.
     Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the third Scheduled Trading Day immediately preceding the Maturity Date, to convert any Debentures or portion thereof that is $1,000 or an integral multiple of $1,000 thereafter, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
     Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations:
TEN COM = as tenants in common
UNIF GIFT MIN ACT = Uniform Gifts to Minors Act
CUST = Custodian
TEN ENT = as tenants by the entireties
JT TEN = joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not in the above list.

SCHEDULE A
SCHEDULE OF EXCHANGES OF DEBENTURES
VISHAY INTERTECHNOLOGY, INC.
2.25% Convertible Senior Debentures due 2041
     The initial principal amount of this Global Debenture is ONE HUNDRED FIFTY MILLION DOLLARS ($150,000,000). The following increases or decreases in this Global Debenture have been made:

			Principal Amount of	Signature of
	Amount of decrease	Amount of increase	this Global	authorized
	in Principal Amount	in Principal Amount	Debenture following	signatory of
	of this Global	of this Global	such decrease or	Trustee or
Date of Exchange	Debenture	Debenture	increase	Custodian

ATTACHMENT 1
[FORM OF NOTICE OF CONVERSION]

To:	Wilmington Trust Company
Corporate Capital Market Services
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-0001
     The undersigned registered owner of this Debenture hereby exercises the option to convert this Debenture, or the portion hereof (that is $1,000 principal amount or an integral multiple of $1,000 thereafter) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Debenture, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Debenture not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer or similar taxes in accordance with Section 14.02(d) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Debenture.

Dated:

Signature(s)
___________________________
Signature Guarantee
Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or

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Debentures are to be delivered, other than
to and in the name of the registered holder.
Fill in for registration of shares if
to be issued, and Debentures if to
be delivered, other than to and in the
name of the registered holder:
_________________________
(Name)
_________________________
(Street Address)
_________________________
(City, State and Zip Code)
Please print name and address

Principal amount to be converted (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must
correspond with the name as written upon the face of the
Debenture in every particular without alteration or
enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

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ATTACHMENT 2
VISHAY INTERTECHNOLOGY, INC.
[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To:	Wilmington Trust Company
Corporate Capital Market Services
Rodney Square North
1100 N. Market Street
Wilmington, DE 19890-0001
     The undersigned registered owner of this Debenture hereby acknowledges receipt of a notice from Vishay Intertechnology, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Debenture (1) the entire principal amount of this Debenture, or the portion thereof (that is $1,000 principal amount or an integral multiple of $1,000 thereafter) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.
     In the case of Physical Debentures, the certificate numbers of the Debentures to be repurchased are as set forth below:
Dated: _____________________

Signature(s)

Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all):
$______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3
[FORM OF ASSIGNMENT AND TRANSFER]
For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.
In connection with any transfer of the within Debenture occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Debenture, the undersigned confirms that such Debenture is being transferred:
☐ To Vishay Intertechnology, Inc. or a subsidiary thereof; or
☐ Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or
☐ Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or
☐ Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

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Dated: ________________________

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Debentures are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

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